(English Translation)

August 6, 2008

The Transferor:

ZENG Wenyan

The Transferee:

CHINA SAFETECH HOLDINGS LIMITED

Party C:

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Equity Transfer Agreement of All Issued Shares of Huge Long Limited

This Equity Transfer Agreement (the “Agreement”) is entered into by and among the following parties on August 6, 2008:

(1)

ZENG Wenyan whose address is Unit B1, 9/F., Loyong Court Commercial Building, 212-220 Lockhart Road, Wanchai, Hong Kong, with the number of the Identity Card of Hong Kong Special Administrative Region of the People’s Republic of China: Z268686(5) (hereinafter referred to as “Transferor”);

(2)

CHINA SAFETECH HOLDINGS LIMITED, a company duly incorporated according to the law of British Virgin Islands, whose address is F13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen (hereinafter referred to as  “Transferee”);

(3)

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC., a company duly incorporated according to the law of Delaware, United States, whose address is F13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen (hereinafter referred to as “Party C”);

The Transferor, the Transferee and Party C above shall be individually referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS

HUGE LONG LIMITED, a limited liability company legally organized and validly existing under the Company Ordinance of Hong Kong, whose information is listed as Exhibit I (hereinafter referred to as “Huge Long”), and whose all issued shares are beneficially held by the Transferor.

WHEREAS

Huge Long has already entered into a 100% Equity Transfer Agreement with Shenzhen Wandaiheng Industry Co., Ltd., according to which, Huge Long will acquire Shenzhen Wandaiheng Industry Co., Ltd. on or before December 31, 2009. Shenzhen Wandaiheng Industry Co., Ltd. is a limited liability company legally organized and validly existing under the laws of People’s Republic of China, whose information is listed as Exhibit III (hereinafter referred to as “Wandaiheng”).

WHEREAS

Wandaiheng owns a land plot No. A524-0013 located to the south of Ban Gong Chang Road, Guangming Street, Bao’an District, Shenzhen (hereinafter referred to as “Industrial Park”).

WHEREAS

The Transferee desires to purchase from the Transferor and the Transferor desires to transfer to the Transferee 100% issued and outstanding shares of Huge Long.  The Transferor will first transfer the beneficiary interests over the Shares for Transfer to the Transferee (hereinafter referred to as “First Closing”).  After all legal procedures and formalities regarding the acquisition of equity of Wandaiheng by Huge Long have been completed, the Transferee will conduct the Second Closing with the Transferor (hereinafter referred to as “Second Closing”).  Upon completion of the Second Closing under this Agreement, the Transferee shall fully acquire all the rights (legal title and beneficiary interests) of the Shares for Transfer.

NOW, THEREFORE, the Parties hereby agree as follows:

Article 1  Definitions

1.1

Unless otherwise defined in this Agreement, the following terms shall have the meanings indicated as follow:

“Company Ordinance”	means Chapter 32 Company Ordinance of the laws of Hong Kong;
“Shares for Transfer”

means 10,000 common share of Huge Long owned by the Transferor to be transferred from the Transferor to the Transferee under this Agreement, constituting 100% issued and outstanding stock of Huge Long (for details please refer to Exhibit II - Part A);

“Share Transfer”	means 100% issued shares of Huge Long to be transferred from the Transferor to the Transferee under Article 2.1 hereof;

“Balance”	Shall have the meaning prescribed in Article 3.2.1.(1);

“Total Transfer Price”	means total price paid to the Transferor by the Transferee under Article 3.1 hereof;

“First Closing”	means relevant issues relating to the transfer of the beneficial interests of the Shares for Transfer between the Transferee and the Transferor as of the date thereof;

“Second Closing”	means relevant issues relating to the transfer of the statutory ownership of the Shares for Transfer between the Transferee and the Transferor on or before December 31, 2009;

“Accounts of Huge Long”	means the management accounts of Huge Long as of June 30, 2008, the copies of which are attached as Exhibit A hereof;

“Business Day and Working Hours”	means the days when banks in Hong Kong normally provide general bank services (excluding Saturday, Sunday and other Hong Kong public holidays) and general working hours;
“PRC”	means People’s Republic of China;

“Hong Kong”	means Hong Kong Special Administrative Region of PRC;

“HKD”	means legal currency of Hong Kong;
“USD”	means legal currency of United States;

“RMB”	means legal currency of PRC.

1.2

In this Agreement:

(i)

Any rule or law involved herein shall include any and all amendments, supplements or reenactments hereof from time to time;

(ii)

Words and terms contained in Companies Ordinance shall be interpreted according to definitions stipulated in Companies Ordinance except as otherwise defined or stated in this Agreement, however, any amendment or change to Companies Ordinance shall be excluded which is not enforced before or on the date to execute this Agreement.

(iii)

Single word also includes plural meaning; word referred to any gender also includes the other gender and neuter, word referred to person also includes groups (legal person or non-legal person) and (under every circumstance), vice versa;

(iv)

Hereabove mentioned the parties, descriptions, exhibits, appendices and terms and conditions shall be respectively referred to the parties, descriptions, exhibits, appendices and terms and conditions hereof; and

(v)

The headings and table of contents in this Agreement are provided for reference only and will not affect its construction or interpretation.

Article 2  Share Transfer

2.1

As per stipulations in this Agreement, the Transferor, as the owner of all issued and outstanding shares of Huge Long (for more details please refer to Part A, Exhibit II), will transfer such Shares for Transfer to the Transferee in accordance with the procedures specified by Article 4 hereof (for more details please refer to Part B, Exhibit II). After the Second Closing, the Transferee will own 100% issued and outstanding shares of Huge Long.

2.2

Upon the completion of the Second Closing hereunder, Shares for Transfer shall not be attached with any mortgage, lien or property encumbrances of any form, and Shares for Transfer shall be transferred with all rights attached or accumulated thereto, including all dividends, profits, the investment in Wandaiheng by Huge Long and relevant benefits accumulated and distributed from the completion date.

Article 3 Transfer Price

3.1

Transfer Price

The Transferor and the Transferee agree, the Transferor shall transfer to the Transferee Shares for Transfer. In return, the Transferee shall pay to the Transferor Total Transfer Price of RMB145,812,102, consisting of RMB 102,000,000 in cash and shares of Party C which are listed on New York Stock Exchange and whose value is RMB 43,812,102.

3.2

Method of Payment

3.2.1

The Transferee shall pay the Total Transfer Price to the Transferor as follows:

(1)

The Transferee has paid to the Transferor RMB80,000,000 before the First Closing (receipt hereby acknowledged) as the consideration for the beneficiary interests transferred to the Transferee from the Transferor. The Balance of RMB 22,000,000 will paid to the Transferor when the Transferor and the Transferee conduct the Second Closing and all the legal procedures and formalities regarding the acquisition of equity of Wandaiheng by Huge Long have been completed.

(2)

The Transferee (through its parent company, Party C) shall issue restricted shares equal to RMB43,812,102 to the Transferor or its designees within ninety days after the execution date of this Agreement, and the share value shall be calculated based on the average closing price (USD14.09/share) of twenty trading days before the execution date of this Agreement, which means that the Transferee shall issue 453,736 shares to the Transferor.

3.2.2

The Transferee shall remit the Balance of the cash amounts to the bank account designated by Transferor in accordance with the stipulations by Article 3.2.1 (1) hereof upon the Second Closing.  The bank account information will be provided by the Transferor separately.

Article 4  Closing

4.1

The Share Transfer shall be completed at the time and place stipulated by both Parties in accordance with Exhibit V.

4.2

Terms and conditions to be performed hereof shall remain in force after the Second Closing date.

4.3

From the Second Closing date, debts and credits and all risks of Huge Long and Wandaiheng shall be borne by the Transferee (except otherwise undertaken by the Transferor in Exhibit IV).

4.4

Upon the completion of the Second Closing, the Transferee shall have the right to appoint the manager(s) or financial staff, or authorize to appoint existing personnel of Huge Long and Wandaiheng to take charge of management and operation of Huge Long and Wandaiheng as well as all files, materials, financial documents and so on.  The Transferor shall not enjoy any right and/or interests as shareholder of Huge Long and Wandaiheng from the Second Closing date, provided that all relevant obligations shall be borne by the Transferor under applicable laws and this Agreement.

Article 5  Warrants, Representations and Covenants of the Transferor

5.1

In addition to the information disclosed in this Agreement, the Transferor shall warrant, represent and covenant to the Transferee under terms and conditions stipulated in Exhibit IV, which also constitute the base for the Transferee to accept such Shares for Transfer.

5.2

From the date of the First Closing, the Transferor covenants that the Transferor shall cause Wandaiheng to grant the exclusive rights to use the Industrial Park to the Transferee.

Article 6  Warrants, Representations and Covenants of the Transferee and Party C

6.1

Party C shall file relevant reports with the U.S. Securities and Exchange Committee (“SEC”) according to law and issue shares to the Transferor under Article 3.2.1(2) hereof after the execution of this Agreement.

Article 7 Governing Law

This Agreement shall be governed and construed by rules and laws of Hong Kong.

Article 8  Settlement of Disputes and Agent of  Receiving Legal Procedure Documents

8.1

Any dispute arising out of or relating to this Agreement, shall be settled by friendly negotiation and discussion. If no agreement is reached through friendly negotiation and discussion, such dispute shall be finally arbitrated by the Hong Kong International Arbitration Center(HKIAC) in accordance with HKIAC Arbitration Rules then in effect. Unless otherwise provided in the arbitration rules of HKIAC then in effect, the arbitration shall be the sole and exclusive method and procedure of any dispute arising out of or relating to this Agreement.

8.2

The Parties to this Agreement agree that unless not permitted by the applicable laws and rules, the arbitration terms hereto shall be interpreted as and constitute the currently effective arbitration agreement in writing with legal effect, and shall be granted with such effect.  The Parties to this Agreement hereby expressly waive any right of possibly requested local administrative, judicial or alternative dispute settlement methods, as the conditions of any settlement procedure which arising our of this Agreement.

8.3

The Parties to this Agreement expressly represent that the award made according to Article 8 hereof shall be final award binding upon the Parties.  In addition, the Parties to this Agreement hereby waive the right to appeal the award made according to Article 8 hereof.  Article 8 shall constitute the most comprehensive exclusive agreement to the extent permitted by the applicable laws.

8.4

(1)

The Transferee irrevocably entrusts JPS Consultants Limited, whose address is Unit B1, 9/F, Loyong Court Commercial Building, 212-220 Lockhart Road, Wanchai, Hong Kong (“Agent”), to receive legal procedure documents on behalf of the Transferee to receive claims arising out of or relevant to the Agreement or the legal procedures in Hong Kong (including but not limited to, claims for reimbursement, summons, arbitration application and arbitration award) (“Legal Procedure Documents”).

(2)

Transferee undertakes to consecutively entrust the Agent as the agent of receiving the Legal Procedure Documents, in order to on behalf of the Transferee receive the Legal Procedure Documents in Hong Kong and immediately notify the Transferor in writing if the Agent or its address is modified.

(3)

The Transferee agrees and confirms that the Legal Procedure Documents which have been sent to its Agent shall be deemed as having been sent to the Transferee.

Article 9  Liabilities for Breach of Contract

9.1

If any statement or warrants made by any Party in this Agreement is untrue or false, it shall be deemed as breach of contract by the Party.

9.2

It shall be deemed as breach of contract by the Party if any Party to this Agreement changes mind on purpose and cause the failure of the share transfer between the Transferor and the Transferee.

9.3

The breaching party shall, in addition to performance of other obligations under this Agreement, compensate the observant party all losses, damages, expenses suffered by the observant party due to breach of contract caused by breaching party.

9.4

If the Transferor changes mind on purpose and cause that the shares can not be transferred to the Transferee or the shares is forfeited after transfer, the Transferee shall have the right to terminate the Agreement, and The Transferor shall return the share transfer price or the shares to the Transferee and assume liabilities under Article 9.3 of this Agreement.

Article 10  Force Majeure and Change of Circumstances

10.1

If any Party to this Agreement can not perform any part or all of the terms hereto directly or indirectly because of events such as fire, flood, earthquake or other unforeseeable, unavoidable and/or uncontrollable events, the Party shall be exempted from liabilities to the extent as affected by force majeure.

10.2

If any Party or Parties lose(s) its/their interests under this Agreement because of legislation, or administration order or specific administration act of government, any Party shall have the right to terminate this Agreement and to restore to the conditions before the execution of this Agreement.

10.3

Any Party affected by force majeure shall deliver the other Party the written notice regarding the occurrence of force majeure within 12 days after the occurrence of the force majeure event.

10.4

After the occurrence of force majeure event, the Parties to this Agreement shall immediately consultant and decide whether to delay the performance of this Agreement to a day in the future agreed by the Parties or to terminate this Agreement.

10.5

If any Party delays or unable to perform all or part of the terms of this Agreement for more than 30 days as a result of force majeure, the other Party shall have the right to rescind this Agreement, and the Parties shall take all necessary actions to restore the rights and obligations of all Parties to their respective original positions.

Article 11  Miscellaneous

11.1

This Agreement and all relevant documents constitute the full understanding of the Parties regarding the share transfer, and replace any previous intention, expression and understanding of the Parties.

11.2

If any term of this Agreement is regarded as illegal, invalid or unenforceable at any time, the validity, effectiveness and enforceability of other terms of this Agreement shall not be affected or impaired in any way and shall remain its full validity.

11.3

This Agreement shall bind the Parties and their respective successors and assignees. The interests of this Agreement shall be assigned to the Parties hereto and their respective successors and assignees. Without the permission of the Parties in writing, any Party shall not amend, modify or revise this Agreement.

11.4

This Agreement shall be effective upon signing.

11.5

Without the permission of the Parties in writing (such permission shall not be unreasonably withheld), the Parties hereto shall not transfer any rights or obligations under this Agreement.

11.6

The Parties agree to bear all the costs and expenses in respect of the negotiation, preparation, execution and performance of the Agreement and the taxes arising from the transfer of Shares for Transfer.

11.7

Unless provided and required by laws, regulations, order or judgments by the competent authorities or courts (including, but not limited to, applicable regulations of security exchanges), without the prior permission of the other Party in writing (such permission shall not be unreasonably withheld), any Party shall not make or distribute any related press statement or announcement.

11.8

Without the prior permission of the other Party in writing, any Party shall not disclose the Agreement or any content or material in connection with any transaction of this Agreement, excluding the following disclosure:

(1)

the disclosure is made according to the provisions of applicable laws, regulations and rules (including, but not limited to,  regulations of security exchanges) or requirements of relevant government authorities or supervision authorities, or court orders;

(2)

the disclosure is made to Huge Long, Wandaiheng, or its higher competent authorities or examination and approval authorities, or to contacted bank or professional consultant(s) of the disclosing Party;

(3)

the disclosure is made by the Transferor to the company of its company group or senior management thereof.

11.9

If any term of this Agreement is or becomes illegal, invalid or unenforceable at any time in any respect, other terms of this Agreement shall not be affected or impaired.

11.10

Any notice required to be sent under this Agreement shall be sent in writing. The notice shall be delivered to the following address or fax number or other address or fax number that the recipient designates according to this Agreement:

(1)

The Transferor:

ZENG Wenyan

Address:

Unit B1, 9/F., Loyong Court Commercial Building, 212-220 Lockhart Road, Wanchai, Hong Kong

Telephone:(852) 2116-1199

Fax:

   (852) 2116-1232

(2)

The Transferee：CHINA SAFETECH HOLDINGS LIMITED

Address：Floor 13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen

Telephone：(86-755) 8351 0888

Fax：

  (86-755) 8351 0815

(3)

Party C:

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Address：Floor 13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen

Telephone：(86-755) 8351 0888

Fax：

  (86-755) 8351 0815

11.11

Any notice can be sent by mail with postage pre-paid, personal delivery, courier with good reputation or by facsimile, and shall be deemed as delivered at the following time:

(1)

two days (seven days if sending by airmail with postage prepaid) after post (the date of postmark is the posting date) for those sent by mail with postage prepaid;

(2)

the next business day for those sent by fax;

(3)

the receiving time for those sent by courier or personal delivery.

Any notice to the Transferee, when properly delivered to any Transferee, shall be regarded as delivered to the other Transferee.

11.12

This Agreement shall be written in Chinese in three copies with each Party holding one copy.

IN WITNESS WHEREOF, this Agreement has been executed by the  Parties on the date first above written and the Parties confirm that the Parties have carefully reviewed and fully understand all the provisions of the Agreement.

The Transferor ZENG Wenyan
Signature：/s/ ZENG Wenyan
Place of Signature：Shenzhen

Witness：PENG Yaoguang

The Transferee

TU Guoshen for and on behalf of CHINA SAFETECH HOLDINGS
LIMITED
Signature: /s/ Tu Guoshen Place of Signature：Shenzhen
Witness：LUO Ganqi Party C To execute, chop and deliver TU Guoshen for and on behalf of CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Place of Signature：Shenzhen Witness：LUO Ganqi

Exhibit I

Information of Huge Long

Name in Chinese

：大朗有限公司

Name in English

：HUGE LONG LIMITED

Place of Registration：Hong Kong

Registered Address

：Unit B1, 9/F, Loyong Court Commercial Building, 212-220 Lockhart Road, Wanchai, Hong Kong

Date of Registration and Establishment：December 3, 2007

Company Form

：Limited Liability Company

Registered No.

：1190804

Director

：ZENG Wenyan

Company Secretary：JPS CONSULTANTS LIMITED

Shares

：Authorized: HKD10,000, divided into 10,000 shares with par value of HKD1.00 per share

Issued and fully paid：HKD10,000, divided into 10,000 share with par value of HKD1.00 per share

Exhibit II

Part A

Information of Share for Transfer

				Percent of
Company	Registered Shareholder	Quantity of Common Shares	Face Value Per Share	issued Shares

Huge Long	ZENG Wenyan	10,000	HKD 1 yuan	100%

Part B

Information of the Recipient of Share for Transfer

The Transferee

Amount of Share to Be Transferred

CHINA SAFETECH HOLDINGS LIMITED

10,000

Exhibit III

Information of Wandaiheng

Name	: Shenzhen Wandaiheng Industrial Co., Ltd.

Legal Address	:Suite 218, Huaxiang Building, Block B, Hualong Garden, Xi Xiang Town, Bao’an District, Shenzhen (Office address)

Enterprise Type	: Limited Liability Company

Date of Establishment	: August 24, 1999

Business License No. Operational Term Total Investment Registered Capital Investor Legal Representative Directors Business Scope

: 440301230700

: 30 years

: RMB 6 million Yuan

: RMB 6 million Yuan

: SU Songsheng and WU Yueqiong

: SU Songsheng

: SU Songsheng

:Invest industries (Specific project subject to examination and approval), domestic commerce and material provision and sale (exclusive the commodities which shall be specially operated, sold and controlled.)

Exhibit IV

Representations and Warranties I (First Closing)

1.

Huge Long is a company legally established and validly existing under the laws of its places of establishment.

2.

Huge Long has been authorized and qualified to conduct business within the jurisdiction of their existing businesses.

3.

The operation businesses and their operation of Huge Long have been materially in compliance with the relevant laws.

4.

Accounts of Huge Long have been properly recorded in accordance  with the account categories and the generally accepted account principles, standards and laws of their establishment place, which have truly represented and reflected the status of Huge Long respectively for the fiscal year or the period ending on the date of the relevant book account.

5.

(a)

Exhibit I lists out all the directors and company secretaries of Huge Long before the completion of the transaction as of the First Closing Date.

(b)

There has not been any shareholder resolution adopted to liquidate Huge Long before the completion of the transaction as of the First Closing Date.

6.

The Register of Members of Huge Long has truly and correctly recorded the data and the changes of shareholders from the establishment to the completion date and before the completion of the transition.

7.

No share warrant has been issued to any person in respect of any share of Huge Long by the Transferor and/or Huge Long.

8.

Huge Long must complete all legal procedures and formalities regarding its acquisition of Wandaiheng before December 31, 2009.

9.

Articles of Associations of Huge Long have been delivered to Transferee, which shall be true and complete.

10.

If any thing conflicts or is inconsistent with the foregoing representations and warranties on or before the First Closing date, the Transferee agrees to immediately notify the Transferor in writing.

11.

Huge Long has fully paid off the issued shares.  Hugh Long will not issue any share(s) (whatever class) on or before the Second Closing.

12.

The Transferor shall be the solely and legal beneficial owner of the Shares for Transfer.  The Shares for Transfer shall not be imposed of any mortgage,  lien or property encumbrances.

13.

The Transferor shall have the authority to execute the Agreement and can sell any Shares for Transfer without any third party’s permission. The Agreement shall be legally binding on the Transferor.

14.

Except for the ongoing litigations disclosed to the Transferee, Huge Long has not currently been involved in any material litigation or a party to any litigation and/or any unexecuted verdict, and has not been subject to any ongoing material injunction or order.  All the legal risks shall be borne by the Transferor before the Transferee has fully acquired all the interests of the Shares for Transfer.  All the legal risks shall be borne by the Transferee after it has fully acquired all the interests of the Shares for Transfer.

15.

Up to the First Closing Date, all or part of the assets or businesses of Huge Long have not been entrusted to take over by any person, and there are not any orders or applications before court or adopted solutions to close down Huge Long.

16.

Except for debts (including the outstanding tax fees) disclosed by the Transferor, the Agreement or accounts of Huge Long, Huge Long shall not have any other debts and/or outstanding tax fees as of the First Closing Date, which shall be assumed by the Transferor (if any).

17.

Except for the information disclosed by the Transferor, the Agreement or accounts of Huge Long, Huge Long shall not have other unperformed material contracts.

18.

The shareholders and the meeting of board of directors of Huge Long according to the Company Law, have reached a resolution to approve the share transfer for the issue of the share transfer under the Agreement.

19.

The existing and outstanding legal liabilities of Huge Long before the First Closing Date such as labor compensation disputes, bad debts and losses of bad assets, debt disputes and/or risks of contingent debts shall be assumed by the Transferor.

20.

The Transferor shall be fully responsible for all civil and criminal liabilities of Huge Long before the First Closing Date.

21.

The Transferor shall not manipulate any adverse change to the operations of Huge Long on purpose (excluding the normal operation and force majeure) as of execution of this Agreement. The Transferor shall immediately inform the Transferee if there is any thing causing the material change to the operation of Huge Long.

Representations and Warranties II (Second Closing)

1.

Huge Long and Wandaiheng are companies legally established and validly existing under the laws of their respective places of establishment.

2.

Huge Long and Wandaiheng have been authorized and qualified to conduct business within the jurisdiction of their existing businesses.

3.

The operation businesses and their operation of Huge Long and Wandaiheng have been materially in compliance with the relevant laws.

4.

Accounts of Huge Long and Wandaiheng have been properly recorded in accordance with the account categories and the generally accepted account principles, standards and laws of their establishment place, which have truly represented and reflected the status of Huge Long and Wandaiheng respectively for the fiscal year or the period ending on the date of the relevant book account.

5.

(a)

Exhibit I lists out all the directors and company secretaries of Huge Long before the completion of the transaction as of the Second Closing Date.

(b)

Exhibit III lists out the legal representative and all the directors of Wandaiheng before the completion of the transaction as of the Second Closing Date.

(c)

There has not been any shareholder resolution adopted to liquidate Huge Long and Wandaiheng before the completion of the transaction as of the Second Closing Date.

6.

The Register of Members of Huge Long has truly and correctly recorded the data and the changes of shareholders from the establishment to the completion date and before the completion of the transition.

7.

No share warrant has been issued to any person in respect of any share of Huge Long and Wandaiheng by the Transferor, Huge Long and/or Wandaiheng.

8.

Huge Long has not conducted any business activities. Wandaiheng has no subsidiary companies.

9.

Articles of Associations of Huge Long and duplicate of articles of associations of Wandaiheng have been delivered to Transferee, which shall be true and complete.

10.

If any thing conflicts or is inconsistent with the foregoing representations and warranties on or before the Second Closing date, the Transferee agrees to immediately notify the Transferor in writing.

11.

Huge Long has fully paid off the issued shares. Wandaiheng has fully contributed the registered capital.

12.

The Transferor shall be the solely and legal beneficial owner of the Shares for Transfer.  The Shares for Transfer shall not be imposed of any mortgage,  lien or property encumbrances.

13.

The Transferor shall have the authority to execute the Agreement and can sell any Shares for Transfer without any third party’s permission. The Agreement shall be legally binding on the Transferor.

14.

Except for the ongoing litigations disclosed to the Transferee, Huge Long and Wandaiheng have not currently been involved in any material litigation or a party to any litigation and/or any unexecuted verdict, and have not been subject to any ongoing material injunction or order.  All the legal risks shall be borne by the Transferor before the Transferee has fully acquired all the interests of the Shares for Transfer.  All the legal risks shall be borne by the Transferee after it has fully acquired all the interests of the Shares for Transfer.

15.

Up to the Second Closing Date, all or part of the assets or businesses of Huge Long and Wandaiheng have not been entrusted to take over by any person, and there are not any orders or applications before court or adopted solutions to close down Huge Long and Wandaiheng.

16.

Except for debts (including the outstanding tax fees) disclosed by the Transferor, the Agreement or accounts of Huge Long and Wandaiheng, Huge Long shall not have any other debts and/or outstanding tax fees as of the Second Closing Date.  Any other debts and/or outstanding tax fees of Huge Long and Wandaiheng before the Second Closing Date shall be assumed by the Transferor (if any).

17.

Except for the information disclosed by the Transferor, the Agreement or accounts of Huge Long and Wandaiheng, Huge Long and Wandaiheng shall not have other unperformed material contracts.

18.

The shareholders and the meeting of board of directors of Huge Long and Wandaiheng according to the Company Law, have reached a resolution to approve the share transfer for the issue of the share transfer under the Agreement.

19.

The existing and outstanding legal liabilities of Huge Long and Wandaiheng before the Second Closing Date such as labor compensation disputes, bad debts and losses of bad assets, debt disputes and/or risks of contingent debts shall be assumed by the Transferor.

20.

The Transferor shall be fully responsible for all civil and criminal liabilities of Huge Long and Wandaiheng before the Second Closing Date.

21.

The Transferor shall not manipulate any adverse change to the operations of Huge Long and Wandaiheng on purpose (excluding the normal operation and force majeure) as of the completion of the Second Closing. The Transferor shall immediately inform the Transferee if there is any thing causing the material change to the operation of Huge Long and Wandaiheng.

22.

Huge Long has completed all legal procedures and formalities regarding its acquisition of Wandaiheng.

Exhibit V

The Closing

1.

Duties of the Transferee

(i)

The Transferee shall pay the Balance of the Total Transfer Price in accordance with the stipulations by Article 3.2.1 (1) and submit the proof document of payment to the Transferor.

(ii)

The Transferee shall provide a consent letter executed by two persons to be the directors of Huge Long and shall further provide a consent letter executed by one person to be the directors of Wandaiheng after the Second Closing Date.

2.

Duties of the Transferor

After the Transferor confirms that its bank account specified in Article 3.2.2 hereof has received all the payment by the Transferee under Article 3.2.1, the Transferor shall deliver and arrange the following to the Transferee:

For the First Closing

(i)

Duly executed Bought and Sold Notes of transferring of the beneficial interests of the Shares of Transfer and shall submit the same to the Inland Revenue Department of the Hong Kong Special Administrative Region within the statutory time limit for payment of stamp duty; and

(ii)

Duly executed Declaration of Trust and shall submit the same to the Inland Revenue Department of the Hong Kong Special Administrative Region within the statutory time limit for payment of stamp duty; and

(iii)

Legal opinion issued by a recognized Hong Kong law firm regarding the duly existence of Huge Long and the legality of the legal structure in this Agreement;

For the Second Closing

(i)

    Duly executed Instrument of Transfer for transferring the legal title of the Shares of Transfer and shall submit the same to the Inland Revenue Department of the Hong Kong Special Administrative Region within the statutory time limit for payment of stamp duty;

(ii)

Legal opinion issued by a recognized PRC law firm regarding the duly existence of Wandaiheng and legality of the acquisition of Wandaiheng by Hugh Long;

(iii)

Legal opinion issued by a recognized Hong Kong law firm regarding the duly existence of Huge Long;

(iv)

The original copy of resignation executed by the sole current director of Wandaiheng which states that there are not any claims against Wandaiheng;

(v)

All account books, registration certificates, business registration certificates, articles of association, meeting records, statutory books, application forms, seals, offset printing, company seal, share certificate(s) and all documents relevant to the company businesses (if any) of Huge Long controlled by the Transferor;

(vi)

The Transferor shall incentive Huge Long and Wandaiheng to hold a board meeting to approve (1) the transfer of the Shares for Sale relevant to Huge Long, and registration after payment of appropriate stamp taxes; (2) appointment of the persons nominated by the Transferee according to law and who are qualified to be directors of company under laws as the two new directors of Huge Long and the one new director of Wandaiheng under the written instruction of the Transferee; (3) after the completion of the foregoing (2), acceptance of resignation of the sole executive director of the Wandaiheng under the above (ii); and (4) suspension and change of the operation of the bank accounts of Huge Long and Wandaiheng, and appointment of the person nominated by the Transferee as the authorized person to execute the bank accounts of Huge Long and Wandaiheng under the written instruction of the Transferee at least before two business days;

(vii)

The original copy of minutes of the board meeting held for the issue of the above (vi) executed and confirmed by the directors of Huge Long and Wandaiheng;

(viii)

The documents controlled by Wandaiheng (refer to the list of Exhibit B); and

3.

The Transferor and the Transferee shall make obvious marks on the seals of Wandaiheng and provide a memorandum to state the differences between the new and the old seals.